Exhibit 99.1

Daybreak Oil and Gas, Inc. Amends Loan Agreement to Secure Additional Drilling Capital and

Decrease Interest Rate

SPOKANE, Washington, August 27, 2014 -- Daybreak Oil and Gas, Inc. (OTCQB:DBRM) (“Daybreak” or the “Company”), a Washington corporation, announced that effective August 21, 2014, the Company negotiated an additional advance of $2,200,000 under its credit facility with Maximilian Resources LLC, a Delaware limited liability company (the “Lender”).  Advances made by Lender under the Amended and Restated Loan and Security Agreement dated as of August 28, 2013 (the “Loan Agreement”) had already exceeded the Lender’s minimum commitment.  Furthermore, the Lender agreed to temporarily decrease the required monthly payment made by the Company until a savings of $1,000,000 is realized by the Company.  Additionally, the interest rate applicable to the loan under the credit facility was reduced from 12% per annum to 9% per annum.  The Lender also agreed to decrease the default interest rate by 3%.  The combined $3,200,000 in additional capital will be used by the Company to drill up to four development wells on its Twin Bottom Fields acreage in Kentucky and to loan funds to its Kentucky drilling partner, App Energy, LLC, for its portion of the anticipated four additional wells.

The additional advance, the reduction in the required monthly payment and the reduction in the interest rate were facilitated through the Company’s acquisition of 5,694,823 shares of Daybreak common stock held by the Lender, which were originally issued in connection with the Amended and Restated Loan and Security Agreement dated as of August 28, 2013.  The repurchased shares were cancelled and restored to the status of authorized but unissued stock.  The Lender will continue to hold warrants to purchase up to 6,550,281 shares of common stock of the Company, also issued in connection with the Loan Agreement and as described in the Company’s most recent quarterly report.  The Company paid for the share repurchase transaction through an advance under the Loan Agreement, adding to the outstanding principal balance of the Loan.  To accomplish this transaction, the Company entered into a First Amendment to Amended and Restated Loan and Security Agreement and Share Repurchase Agreement (the “Amendment”) with the Lender under its Amended and Restated Loan and Security Agreement dated as of August 28, 2013.

James F. Westmoreland, President and Chief Executive Officer, commented, “As a result of this transaction, we were able to favorably amend our Loan Agreement.  This transaction provides Daybreak with the capital needed to continue drilling in Kentucky.  Additionally, the repurchase of Maximilian’s Shares will increase stockholder value by significantly reducing the number of common shares outstanding.  We look forward to continuing our drilling programs in Kentucky and California as we steadily continue building value for our shareholders.”

Daybreak Oil and Gas, Inc. is an independent oil and gas company currently engaged in the exploration, development and production of oil and gas in California and Kentucky.  The Company is headquartered in Spokane, Washington with an operations office in Friendswood, Texas.  Daybreak owns a 3-D seismic survey that encompasses 20,000 acres over 32 square miles with approximately 6,500 acres under lease in the San Joaquin Valley of California.  The Company operates production from 20 wells in our East Slopes project area in Kern County, California.  Daybreak also owns a 25% working interest in approximately 7,300 acres under lease in the Appalachian Basin in Lawrence County, Kentucky, where it is currently participating in an on-going horizontal oil well development program at the Twin Bottoms field.

More information about Daybreak Oil and Gas, Inc. can be found at www.daybreakoilandgas.com.

Contact:

Ed Capko Telephone: 815-942-2581

Investor Relations Email: edc@daybreakoilandgas.com

Certain statements contained in this press release constitute “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “should,” “up to,” approximately,” “likely,” or “anticipates” or the negative thereof. These forward-looking statements are based on our current expectations, assumptions, estimates and projections for the future of our business and our industry and are not statements of historical fact. Such forward-looking statements include, but are not limited to, statements about our expectations regarding our financing, our future operating results, our future capital expenditures, our expansion and growth of operations and our future investments in and acquisitions of oil and natural gas properties. We have based these forward-looking statements on assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, and expected future developments. However, you should be aware that these forward-looking statements are only our predictions and we cannot guarantee any such outcomes. Future events and actual results may differ materially from the results set forth in or implied in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: general economic and business conditions; exposure to market risks in our financial instruments; fluctuations in worldwide prices and demand for oil and natural gas; fluctuations in the levels of our oil and natural gas exploration and development activities; our ability to find, acquire and develop oil and gas properties, including the ability to develop the East Slopes Project prospects; risks associated with oil and natural gas exploration and development activities; competition for raw materials and customers in the oil and natural gas industry; technological changes and developments in the oil and natural gas industry; legislative and regulatory uncertainties, including proposed changes to federal tax law and climate change legislation, and potential environmental liabilities; our ability to continue as a going concern; and our ability to secure additional capital to fund operations. Additional factors that may affect future results are contained in our filings with the Securities and Exchange Commission (“SEC”) and are available at the SEC’s web site http://www.sec.gov. Daybreak Oil and Gas, Inc. disclaims any obligation to update and revise statements contained in this press release based on new information or otherwise.